EXHIBIT 10.5

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Efficient Crystal Silicon Solar Cell Intelligent Factory Project-Air Compressor Equipment Procurement Contract

Buyer Contract Number: [*****]
Seller Contract Number：
Signing date: October 18, 2023

Buyer: [*****]
Legal representative: [*****]
Address: [*****]

Seller: Chengdu Shanyou HVAC Engineering Co. Ltd.

Legal representative: Chen Ke

Address: No.17-11. 11th Floor, South Section 2, 1st Ring Road, Wuhou District, Chengdu

In order to standardize the rights and obligations of both parties, in accordance with the provisions of the Civil Code of the People’s Republic of China and relevant laws, regulations, and rules, and through voluntary, friendly, and full consultation between the buyer and seller. This contract is hereby entered into for mutual compliance.

1、 Special Terms and Conditions

1.	Name, specification, unit, quantity, unit price, total amount of the subject matter

Product Name	Specification and model	Unit	Quantity	Unit price (RMB)	Total amount (RMB)
Oil free centrifugal compressor	ZH1600 (Motor power of 1600kW)	piece	8	[*****]	[*****]
Oil free centrifugal compressor	ZH1120 (Motor power of 1120kW)	piece	2	[*****]	[*****]
Reactance voltage reduction soft starter cabinet	KYN28A-12 (Used in conjunction with ZH1600)	piece	8	[*****]	[*****]
Reactance voltage reduction soft starter cabinet	KYN28A-12 (Used in conjunction with ZH1120)	piece	2	[*****]	[*****]
Intake plate filter		piece	10	[*****]	[*****]
Zero gas consumption blower dryer	SDXG-330I	piece	8	[*****]	[*****]
Front filter	SAGL-330HC	piece	8	[*****]	[*****]
Rear filter	SAGL-330HT	piece	8	[*****]	[*****]
Rear precision filter	SAGL-330HA	piece	8	[*****]	[*****]
Gas tank	C-30-10	piece	14	[*****]	[*****]
Gateway	Gatway MK V	piece	11	[*****]	[*****]
Total (RMB)					32,500,000.00
Total (in words): Thirty two million five hundred thousand yuan; Amount excluding tax: 28,761,061.95; Tax: 3,738,938.05 ; Tax rate: 13%.

Note:

(1)    The total price of the above-mentioned equipment is a lump-sum price, which includes all expenses such as factory fees, packaging fees, transportation fees, insurance fees, installation and commissioning guidance fees, training fees, and taxes. The buyer will not pay any additional fees.

(2)    The total price of this contract is the total price including tax, and the tax rate is calculated at 13% value-added tax. If there is a national tax rate adjustment, the total contract price excluding tax shall remain unchanged for those who have not issued or have not fully issued value-added tax invoices, and the tax amount shall be adjusted accordingly. The total contract price shall be adjusted and settled based on the tax rate of the invoice issued by the seller; Any over payment made by the buyer shall be refunded by the seller or deducted from the remaining payment; The calculation formula for the total settlement price of this contract is: the total settlement price =(1+actual invoice tax rate )* the total contract price /(1+13%).

(3)    The seller shall provide the buyer with software and hardware equipment related to the equipment under this contract, installation and commissioning, spare parts and consumables during the acceptance period, and provide free maintenance and services during the warranty period as stipulated in the contract.

2.Equipment delivery and payment settlement

2.1 After the formal signing of the contract by both parties, the seller shall deliver all goods to the buyer’s designated location before March 30, 2024.

2.2 Equipment receiving unit and address: [*****]; Address: [*****].

2.3 Transportation method: truck, transportation and insurance costs are borne by the seller.

2.4 Settlement of Payment:

2.4.1 Payment Method:

The first 20% advance payment, which is RMB[*****] (in words: [*****]), shall be made by wire transfer or bank acceptance within one week after the contract is signed and the 10% performance bond or performance bond is paid.

The second 50% shipment payment, which is RMB[*****] (in words: [*****]) shall be paid within one week by bank wire transfer or electronic bank acceptance after the seller provides a completion notice 7 days before the shipment of the goods. If the buyer fails to receive the goods in full within 15 days after paying the shipping fee and fails to provide an invoice for 70% of the total contract amount to the buyer within 15 days after receiving the shipping fee, the buver has the right to request a refund of the full amount, if the delivery date specified in the contract is exceeded, the buyer also has the right to demand that the seller pay a penalty for late delivery.

The third 30% acceptance payment, which is RMB[*****] (in words: [*****]), shall be paid within one week by bank wire transfer or bank electronic acceptance after the equipment installation, commissioning and acceptance (i.e., both parties jointly sign the “Equipment Acceptance Certificate of [*****]”). Before the buyer pays this payment, The seller shall issue a bank quality guarantee in favor of [*****], for 5% of the total contract amount, of which 2.5% shall be valid for 12 months from the date of commissioning acceptance, and 2.5% shall be valid for 24 months from the date of commission acceptance.

2.4.2 Seller’s bank account information

Account Name: Chengdu Shanyou HVAC Engineering Co., Ltd.

Opening Bank: [*****]

Account: [*****]

2.4.3 The seller shall provide the buyer with a 13% value-added tax special invoice for 70% of the total contract amount within 15 days after receiving the delivery payment. After the installation, debugging, and acceptance of the equipment, the seller shall submit a 100% value-added tax invoice that meets the buyer’s requirements under this contract to the buyer before paying the inspection payment. After the buyer reviews and confirms that it is correct, the buyer shall pay 100% of the total contract amount to the seller. If the seller fails to provide an invoice on time, the buyer has the right to refuse to pay the remaining amount. If this causes losses to the buyer, the seller shall be liable for damages.

3. Quality standards, warranty, acceptance, and compensation for damages of equipment

3.1 The technical standards (including quality requirements) of the equipment shall be executed in accordance with the relevant inspection standards of the equipment and attached with inspection standard attachments. If there are no inspection standards, national standards shall be followed.

3.2 Upon mutual agreement between the buyer and seller, the warranty period for the equipment is 2 years, calculated from the date after both parties jointly sign the “Equipment Acceptance Certificate of [*****]” for 24 months or 30 months from the date of delivery to the construction site (which ever comes first).

3.3 The seller’s warranty and quality assurance responsibilities apply to the auxiliary facilities, spare parts, and auxiliary materials of the equipment.

4.Equipment acceptance and risks

4.1 The seller shall be responsible for the guidance, installation, debugging, basic operation training, and other related work of the equipment, and shall bear all expenses incurred until the equipment can be used normally. Otherwise, the buyer has the right to refuse payment. All auxiliary materials, spare parts, and labor required for installation and debugging shall be provided and borne by the seller.

4.2 Due to the seller’s reasons, all losses incurred during the installation, debugging, and system trial operation of the equipment prior to system acceptance shall be borne by the seller.

4.3 Acceptance time:

4.3.1 If it is necessary to install and debug equipment, the seller is responsible for replacing all damaged components free of charge during the installation and debugging process. After the buyer’s acceptance is qualified, both parties shall jointly sign the “Equipment Acceptance Certificate of [*****]”. If the equipment does not meet the acceptance standards, the buyer shall notify the seller in writing within five working days after the expiration of the acceptance period. The seller shall carry out and complete the replacement or supplementation within five working days from the date of the buyer’s notification, and all expenses required for the replacement or supplementation of the equipment shall be borne by the seller. If the seller fails to replace, supplement or replace the equipment within the agreed period. And the supplemented equipment still doe s not meet the requirements, the seller shall bear the liability for breach of contract for delayed delivery from the date of expiration of the replacement and supplementation period.

4.3.2 For equipment that does not require installation and debugging, specific acceptance terms shall refer to the general terms and conditions.

4.3.3 If the equipment needs to be debugged, during the debugging process, the seller shall sign and confirm the daily debugged data and submit it to the buyer for filing. Otherwise, it shall be handled as a breach of contract.

4.4 Acceptance criteria:

4.4.1 Complete documents: There should be equipment qualification certificate (or quality certificate), usage instructions, warranty certificate, invoice, and other necessary documents, samples sealed by both parties, and a total list of equipment;

4.4.2 Technology that meets the quality requirements stipulated in this contract.

5.Liability for breach of contract

5.1 If the seller fails to deliver the goods on time, they shall pay a penalty of 1% of the total contract amount to the buyer daily. If the delivery is delayed for [3 weeks], the buyer has the right to terminate this contract. The seller shall refund the full contract price and pay a penalty equivalent to 20% of the total contract price, and shall bear all losses incurred as a result.

5.2 If the seller fails to complete the debugging upon expiration (as defined in this contract as “overdue debugging”) and fails to meet any or several technical standards stipulated in the contract upon expiration, a penalty of 5% of the total contract amount shall be paid to the buyer daily. If the debugging is delayed for [3 weeks], the buyer has the right to terminate this contract. The seller shall refund the buyer the full contract price and pay a penalty equivalent to 20% of the total contract price, and bear all losses caused by this. The buyer has the right to use the equipment when the seller fails to perform debugging on time, but the buyer’s use of the equipment is not considered an acceptance of the quality of the equipment, nor is it considered an exemption from the seller’s breach of contract.

5.2.1 If the debugging is delayed for more than 3 weeks, the buyer has the right to choose to return or continue debugging based on the debugging results:

a、 If the buyer chooses to return the goods, the seller shall refund the received payment for the goods within ten days from the date of receiving the return notice, and shall bear the returned contract goods out of the installation site to complete the return within ten days from the date of receiving the return notice. Otherwise, the buyer may entrust a third party to complete the return on their own, and the cost shall be deducted from the performance bond or other payable payments. If this causes possible damage or loss of the equipment, the seller shall bear the responsibility.

b、If the buyer chooses to continue de bugging, the seller may continue debugging after bearing the penalty for overdue debugging. If the technical standards are not met within the grace period provided by the buyer, the seller shall unconditionally complete the return and bear the liability for breach of contract in accordance with Article. If the penalty is not sufficient to bear the buyer’s losses (including but not limited to production capacity loss, price difference for repurchasing equipment, etc.), The seller shall be liable for compensation for the shortfall.

5.3 If the seller terminates this contract without authorization, they shall refund the buyer all the payments already received and bear a penalty equivalent to 20% of the total contract amount.

5.4 The production capacity loss, fragmentation, degradation and other losses caused by the shut down of the workshop caused by the seller’s equipment shall be compensated according to the price provided by the buyer’s finance department. If the aforementioned penalty is not sufficient to compensate for the losses of the other party, the defaulting party shall make up for it. The buyer has the right to directly deduct any liquidated damages and compensation that the seller should pay from the payable amount.

5.6 Unclear responsibilities refer to the general terms and conditions.

5.7 The failure or delay of either party to exercise any right under this contract shall not constitute a waiver of that right. Either party to this contract shall bear the liability for overdue breach of contract, which shall not result in the extension of the next performance deadline of that party.

6. Spare parts warehouse

6.1 The value of spare parts in this spare parts warehouse should be RMB 0 (the buyer does not need to pay any fees for this). The specific list of spare parts provide d by the buyer shall prevail and shall be provided by the seller from the debugging period until the warranty period expires.

6.2 Without the consent of the seller, the buyer shall not install, disassemble, or replace spare parts without authorization.

6.3 Before using spare parts, the buyer shall inform the seller in writing or by email (special circumstances can be confirmed by phone), and explain the serial number and body number of the machine used, so that the seller can keep records. In addition, the spare parts replaced by the buyer shall be returned to the seller within three working days after inventory count.

6.4 The spare parts provided by the seller must be brand new, in good working condition, and consistent with the specifications and models in the spare parts list provided by the buyer. The spare parts can only be placed in the spare parts warehouse after being inspected by the buyer’s equipment personnel upon arrival; The consequences caused by the seller’s defective spare parts (excluding appearance) will be borne by the seller.

6.5 In case of natural damage to spare parts during normal use by the buyer within the agreed date range, the cost of returning them to the factory for repair shall be borne by the seller. If spare parts fail to operate during normal use, the buyer shall immediately notify the seller, and the seller shall provide a written solution within 10 hours. If the repair or replacement is not carried out within the time limit, the seller shall bear the losses caused by this.

6.6 The seller shall regularly enrich the buyer’s spare parts inventory according to the spare parts list provided by the buyer.

6.7 Ownership during use belongs to the seller. After the warranty period for spare parts expires, they will be returned to the seller and both parties will sign a handover form. Any damage or loss of spare parts during the warranty period shall be bore by the responsible party.

7.Performance bond

7.1 In order to ensure the normal performance of the contract, the seller shall provide necessary safeguard measures (safeguard measures can be in the form of performance bond or performance guarantee).

7.1.1 The performance bond shall be 10% of the total contract amount, and the bid bond shall be directly converted into the performance bond. The difference can be made by wire transfer, bank acceptance draft, or bank guarantee, and must be provided before the first advance payment by the tenderer. If it is a bank guarantee, it needs to be issued by the five major state-owned commercial banks in China and large joint-stock commercial banks in China. State-owned banks include Industrial and Commercial Bank of China, Agricultural Bank of China, Bank of China, China Construction Bank, Bank of Communications, Postal Savings Bank of China, China Development Bank, Export Import Bank of China, and Agricultural Development Bank of China; national joint-stock commercial banks include China Merchants Bank, Shanghai Pudong Development Bank, CITIC Bank, China Everbright Bank, Huaxia Bank, China Minsheng Bank, Guangfa Bank, Industrial Bank, and PingAn Bank, Zhe jiang Commercial Bank, Bohai Bank). The bank guarantee template needs to be confirmed by the buyer.

7.1.2 The performance bond shall be refunded within 10 calendar days after all the subject matter has arrived at the agreed location in the contract, received preliminary acceptance, and passed the inspection.

8. Confidentiality

8.1 During the signing and performance of this contract, one party may be required to provide the other party with information related to its business activities, products, services, intellectual property, technical details and performance, and company organizational management status. Such information shall be deemed as confidential information of one party to the contract (herein after referred to as “Confidential Information”); The other party shall also keep confidential the confidential information upon receiving it, and shall not disclose or disclose the confidential information to any third party or disclose it without authorization, and shall not use it for any purpose other than the performance of this contract. Otherwise, one must bear the liability for breach of contract compensation. This confidentiality obligation shall remain in effect for a period of [2] years after the termination or termination of this contract.

8.2 This confidentiality obligation shall not be affected by the invalidity of other provisions of this contract or the early termination of this contract. Once a breach of confidentiality occurs, the leaking party shall bear the liability for breach of contract and corresponding legal liabilities towards the damaged party, with a penalty of [20]% of the subject matter of this contract.

9.Transfer and Subcontracting

9.1 Neither party shall transfer any part or all of the contents of this contract to a third party without the prior written consent of the other party.

9.2 Without the written consent of the buyer, the seller shall not subcontract or subcontract the procurement matters within the scope of supply under this contract. If it is necessary to subcontract, the written consent of the buyer shall be obtained in advance, and the list of suppliers shall be submitted to the buyer for confirmation, and subcontractors shall be selected from the list of suppliers confirmed in writing by the buyer. If the seller subcontracts the contracted goods to a supplier without written confirmation from the buyer, the buyer has the right to refuse to pay the price for the subcontracted part of the goods and terminate this contract in whole or in part.

9.3 The seller shall bear all responsibilities under this contract for all subcontracted goods. The confirmation of the subcontractor by the buyer does not exempt the seller from any liability under this contract, nor does it increase the buyer’s liability.

10.Dispute resolution

The validity, interpretation, execution, and resolution of disputes arising from this agreement shall be governed by Chinese law. Both parties agree that any dispute s arising under this contract shall be first resolved through friendly negotiation. If the parties are unable to resolve the dispute through the above methods within 30 days from the date of dispute, both parties agree to file a lawsuit with the people’s court with jurisdiction in the buyer’s location. The losing party shall bear all reasonable expenses and expenses incurred by the other party, including but not limited to attorney’s fees, litigation fees, transportation, accommodation, investigation fees, etc.

11. Others

11.1 This contract, together with the following documents, constitutes the contract documents.

(1) Notification of Award:

(2) Competitive negotiation documents and their supplements;

(3) Bid letter and its appendix;

(4) Special contract terms and their attachments;

(5) General Contract Terms and Conditions;

(6) Technical standards and requirements;

(7) Drawing;

(8) Priced bill of quantities or budget document;

(9) Other contract documents.

All documents related to the contract during the process of contract formation and performance constitute an integral part of the contract documents and have equal legal effect.

11.2 This contract shall come into effect after being signed by the legal or authorize the representatives of both parties and stamped with the official seal or contract special seal. Two original copies; Both parties shall hold one copy, which shall have equal legal effect. Both parties guarantee to the other party that the authorized representative of this contract is a legal representative fully authorized by each party.

11.3 During the term of this contract, both parties shall not arbitrarily change this contract without written consultation and agreement. If there are any matters not covered in this contract, both parties shall negotiate and make supplementary provisions. The written supplementary provisions shall have the same legal effect as this contract.

11.4 Notification and Delivery: Any notice sent by one party to the other under this contract shall be sent to the following address specified in this clause, until the other party gives written notice to change the address. As long as it is sent to the above address, it shall be deemed to have been delivered on the following dates: in the case of a letter, it shall be deemed to have been delivered on the third (3) working day after being sent by registered mail or express delivery to the address listed on the signing page of this contract; If it is a special delivery, it shall be deemed delivered on the date when the recipient signs for it; If the notice is delivered, it shall be deemed delivered on the date of publication in the newspaper, If it is a fax or email, it is the date of sending the fax or e mail. However, all notices, requests, or other communications sent or delivered by the seller to the buyer shall be deemed to have been delivered when actually received by the buyer, and all notices, requests sent to the buyer by fax or email shall be confirmed by delivering the original (stamped with official seal) in person or mailing it to the buyer afterwards.

Seller’s notification and delivery address: [*****]. Buyer’s notification and delivery address: [*****].

2、 Please refer to Annex 1 for specific general terms.

3、 Please refer to Annex 2 for specific technical terms or acceptance standards

There is no text below, it is a signature page

Buyer (seal): [*****] Authorized representative: [*****] Email address: [*****] Phone: [*****] Opening Bank: [*****] Account: [*****]	Seller (seal): Chengdu Shanyou HVAC Engineering Co., Ltd. Authorized representative (signature): [*****] Email address: [*****] Phone: [*****] Opening Bank: [*****] Account: [*****]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT

ANNEX 1

SPECIFIC GENERAL TERMS

[OMITTED]

CERTAIN IDENTIFIED SCHEDULES HAVE BEEN EXCLUDED FROM THE EXHIBIT PURSUANT TO REGULATION S-K, ITEM 601(A)(5) BECAUSE THEY DO NOT CONTAIN INFORMATION MATERIAL TO AN INVESTMENT OR VOTING DECISION AND THAT INFORMATION IS NOT OTHERWISE DISCLOSED IN THE EXHIBIT OR THE DISCLOSURE DOCUMENT

ANNEX 2

SPECIFIC TECHNICAL TERMS OR ACCEPTANCE STANDARDS

[OMITTED]